SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Filed by a party other than the Registrant [ ]

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[ ] Confidential, for Use of the Commission Only (as permitted by Rule

14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to @ 240.14a-11(c) or @ 240.14a-12

(Name of Registrant as Specified In Its Charter)

THE TODD-AO CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[x] No fee required

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pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing
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Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

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
Page (i)

                                          THE TODD-AO CORPORATION
                                                        900 N. Seward Street
                                                Los Angeles, California 90038

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                         February 24, 1998

To the Stockholders:

     The Annual Meeting of Stockholders of The Todd-AO Corporation, a Delaware corporation, will be held at Todd-AO Studios, 900 N. Seward Street, Hollywood, CA 90038 on February 24, 1998, at 10:30 a.m. for the following purposes:

     1.  To elect a Board of Directors.

     2. To approve: (i) an increase in the number of shares authorized under the 1995 Stock Option Plan from 900,000 to 1,040,000; and (ii) the award under the 1995 Stock Option Plan of stock options to executive officers to purchase an aggregate of 30,000 Class A shares at exercise prices of $9.125 and $9.25 per share; and

    3. To approve: (i) an increase in the number of shares authorized under the 1997 Stock Option Plan from 140,000 to 155,000; and (ii) the award under the 1997 Stock Option Plan of stock options to a director to purchase an aggregate of 15,000 Class A shares at an exercise price of $9.125.

     4. To approve restricted stock awards aggregating 100,000 Class A shares with respect to the services of Salah M. Hassanein.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on January 9, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND
RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.  THE
ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE
UNITED STATES.

DATED: January 16, 1998

                                                   /s/ Judi M. Sanzo
                                                        Judi M. Sanzo
                                                           Secretary

Page (ii)

                                     THE TODD-AO CORPORATION
     PROXY STATEMENT FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

                               TABLE OF CONTENTS

Description                                                                 Page

Information Concerning the Meeting                         1
    Record Date and Voting Rights                              1
    Voting of Proxies; Revocability                             1
    Ownership by Naify Interests                                 1
    Solicitation of Proxies                                            2
    Quorum, Abstentions,
     Broker Non-Votes                                                 2
    Security Ownership of Certain
    Beneficial Owners and Management                     2
    Election of Directors                                              4
    Director Nominees                                                 5
    Meetings                                                                 7
    Committees                                                            7
    Compensation Committee Interlocks
    and Insider Participation                                        7
    Other Officers                                                        7
Executive Compensation                                           8
     Summary Compensation Table                            8
     Option Grants Table                                             9
    Option Exercises and Value Table                       10
Employment Agreements                                         11
Report of the Compensation Committee                  12
Section 16(a) Reporting                                           13
Stock Performance Graph                                        13
Certain Transactions                                                14
Stock Options                                                           14
     1986 Stock Option Plan                                      15
     1994 Stock Option Plan                                      15
     1995 Stock Option Plan                                      16
     1997 Stock Option Plan                                      16
     Tax Treatment                                                    17
Proposal to Amend the 1995 Stock Option
Plan and Approve Awards Thereunder                   18
    General                                                                18
     Required Vote                                                    18
Proposal to Amend the 1997 Stock Option Plan
Plan and Approve An Award Thereunder               19
     General                                                               19
     Required Vote                                                    19
Proposal to Approve Restricted Stock
Awards to Salah M. Hassanein                                19
     General                                                               19
     Background                                                        20
     Financial and Tax Consequences                       20
     Required Vote                                                    20
New Plan Benefit Table                                          20
Independent Auditors                                              21
Availability of Annual Report                                 22
Stockholder Proposals                                             22
Transaction of Other Business                                22

                             THE TODD-AO CORPORATION
                                            900 N. Seward Street
                                Los Angeles, California 90038

     The accompanying proxy is solicited by the Board of Directors of The Todd-AO Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on February 24, 1998 at 10:30 a.m., and at any adjournment of the meeting, for the purposes set forth in the accompanying notice.


                      INFORMATION CONCERNING THE MEETING

Record Date and Voting Rights

      Only stockholders of record as of the close of business on January 9, 1998 are entitled to notice of and to vote at the meeting. On that date there were outstanding 8,249,970 shares of Class A Stock and 1,747,178 shares of Class B Stock. The holders of shares of Class A and Class B Stock are entitled to, respectively, one vote and ten votes for each share held. Stockholders are not entitled to cumulate their votes in connection with the election of directors.

Voting of Proxies; Revocability

    If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, they will be voted FOR the election of management nominees for directors and FOR Proposals 2, 3, 4 and 5. Any stockholder may revoke his or her proxy at any time before it has been exercised by written notice to the Company, by submission of a proxy bearing a later date or by voting in person at the meeting.

Ownership by Naify Interests

     On the record date for this meeting, the Naify Interests owned of record and beneficially 3,277,737 shares of Class A Stock (38.98% of the total outstanding Class A Stock) and 1,703,639 shares of Class B Stock (97.51% of the total outstanding Class B Stock) and have over 75% of the combined voting power of both classes of stock. As a result, stockholder approval of the proposals is virtually assured, notwithstanding negative votes by other stockholders.

Solicitation of Proxies

     Solicitation of proxies in the accompanying form is made by the Board of Directors and the cost thereof will be borne by the Company. In addition to the use of the mails, management may solicit proxies by telephone, facsimile and personal interview. Brokers, nominees and other similar record holders will be requested to forward soliciting material to persons who have a beneficial interest in the Class A Stock registered in the name of such nominees and will be reimbursed for their reasonable out-of-pocket expenses by the Company.

Quorum, Abstentions, Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is one third of the combined number of Class A and Class B
Shares outstanding on the record date. Shares that are voted "For,", "Against" or "Abstain" with respect to any matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Class A or Class B Shares present at the meeting in person or by proxy.

     While abstentions (or votes "withheld") will be counted for purposes of determining the presence or absence of a quorum and the number of votes eligible to be cast with respect to a particular matter, broker non-votes will not affect the determination as to whether the requisite majority has been obtained with respect to a particular matter.

     This Proxy Statement was first mailed to stockholders on or about January 23, 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information with respect to the beneficial ownership of the Company's outstanding Common Stock as of January 9, 1998 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director or executive officer of the Company who beneficially owns any shares, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent such power may be shared with a spouse.

			NUMBER OF SHARES
			BENEFICIALLY OWNED		    PERCENT (2)		OPTIONS(3)

NAME(1)		 CLASS A	CLASS B	CLASS A	CLASS B	CLASS A
A.C. Childhouse		57,753		--		  .70%		--%		16,666
Silas R. Cross		16,700		--		  .20		--		11,700
Clay M. Davis		31,300 		-- 		  .37		--		25,800
J.R. DeLang		65,600 		--		  .78 		--		54,600
Franklin Resources(4)      652,442		--		7.86		--		        --
Rand Gladden		13,134(5)			  .16		--		  2,000
David Haas		10,000				  .12		--		10,000
Coburn Haskell		13,350				  .16		--		13,350
Richard C. Hassanein	24,900 		-- 		  .30		--		23,800
Salah M. Hassanein	701,043(6)	--	 	8.37		--	            194,000
Herbert L. Hutner	 25,766		--		 .31		--		16,666
Christopher D. Jenkins	 67,800 		--		 .81		--		56,800
Robert I. Knudson	 78,989 		--		 .95		--		33,150
David P. Malm		   4,527(5)	--		 .02		--		  3,000
Marshall Naify(9)          1,158,967(7)        678,839	           13.71		38.85	            146,150
Michael S. Naify(9)	179,820		--	             2.16		--		10,000
Robert A. Naify(9)        1,162,014(8)        906,290	           13.75		51.87	            146,150
Other Naify Interests(9 )  776,936	          118,510	             9.36		 6.78		         --
Richard O'Hare		15,000		--		.18		--		15,000
A. Frank Pierce		10,000		--		.12		--		10,000
Kathleen Reck		  4,230		--		.05		--		  4,230
William R. Strickley	  5,500		--		.05		--		  4,000
Zelbie Trogden		14,800 		--		.18		--		14,800
All directors and
current executive
officers as a group
(22 persons)	       3,661,193	      1,585,129                43.51%		90.72		811,862


Notes to Security Ownership Table:

(1)    The address of each of the beneficial owners identified is 900
N. Seward Street, Hollywood, CA 90038 except for Franklin Resources, Inc. whose address is 777 Mariners Island Blvd., San Mateo, CA 94404.

(2) Based on 8,249,970 shares of Class A Common Stock and 1,747,178 shares of Class B Common Stock outstanding at January 9, 1998. Pursuant to SEC rules, certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3) Options to purchase Class A Common Stock exercisable within 60 days. The option for Mr. Malm is subject to shareholder approval of an increase in authorized shares under the 1997 Stock Option Plan. See "Proposal to Amend the 1997 Stock Option Plan Plan and Approve An Award Thereunder."

(4) Schedule 13G filed on February 12, 1997 by Franklin Resources, Inc., Charles B. Johnson, Rupert Johnson Jr. and Franklin Mutual Advisors, Inc. indicates that Franklin Mutual Advisors, Inc. has sole investment discretion and voting authority with respect to the shares of Class A Common Stock, which are legally owned by one or more of its investment advisory clients.

(5) Includes 11,134 and 1,527 shares beneficially owned by Messrs. Gladden and Malm respectively, which are issuable upon conversion of certain convertible subordinated notes acquired by them in connection with the Company's purchase of Hollywood Digital.

(6) Includes 100,000 Class A Shares which are subject to shareholder approval and vesting restrictions. See "Proposal to Approve Restricted Stock Awards to Salah M. Hassanein."

(7) Includes 30,166 shares of Class A Common Stock held by a trust for which Mr. Naify is both trustee and beneficiary. Excludes 106,092 shares of Class A Common Stock held by an independent trustee for the benefit of three of Mr. Naify's children. Mr. Naify disclaims beneficial ownership of the shares held by the independent trustee.

(8) Excludes 461,473 shares of Class A Common Stock held of record or beneficially by Mr. Naify's adult children and grandchildren as to which he disclaims beneficial ownership.

(9) The Naify Interests (consisting of Marshall Naify, Robert A. Naify, various members of their families and trusts for the benefit of such members) may be deemed to constitute a "group" for purposes of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. The total Class A and B Stock beneficially owned by The Naify Interests as of January 9, 1998 is 3,277,737 shares (39.24%) and 1,703,639 shares (97.51%), respectively.

                   ELECTION OF DIRECTORS

     At the meeting a Board of fourteen directors will be elected to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. Each of the nominees was elected at the Annual Meeting of Stockholders on February 25, 1997, except for Mr. Malm who was elected at a board of Directors meeting held on June 6, 1997. In connection with the acquisition of Hollywood Digital, the Company agreed to nominate (and Messrs. Marshall Naify and R. A.
Naify individually agreed to vote their shares in favor of) Mr. Malm as a director at any election of directors occurring before the earlier of
(i) June 19, 2000; or (2) the date upon which certain Hollywood Digital sellers associated with Mr. Malm dispose of more than 50% of the Class A Shares underlying the Convertible Subordinated Notes issued to such sellers.

      Certain officers and directors of the Company were formerly associated in various capacities with United Artists Communications, Inc.
 ("UACI"), now known as United Artists Theatre Circuit, Inc., a motion picture theatre company. UACI owned approximately 85% of the Company's
common stock until 1986.   Election of each nominee requires the affirmative
votes of a majority of the total combined votes of the Class A and Class B shares.

EACH PROXY  RECEIVED  WILL BE VOTED FOR THE  ELECTION  OF THE
NOMINEES NAMED BELOW UNLESS OTHERWISE  SPECIFIED IN THE PROXY.

Director Nominees

          Salah M. Hassanein, age 76, was elected as a Director in 1962. In July 1996, Mr. Hassanein was appointed the President and Chief Executive Officer of the Company. From 1994 to 1996, he served as President and Chief Operating Officer. Prior to 1994, Mr. Hassanein was the Company's Senior Executive Vice President. Mr. Hassanein also served as President of Warner Bros. International Theatres Co. from 1988 to June 30, 1994, and is presently a consultant to Warner Bros. Mr. Hassanein previously served as Executive Vice President of UACI and President and director of United Artists Eastern Theatres, Inc. Mr. Hassanein is a principal of SMH Entertainment, Inc. and a director of Software Technologies Corporation.

          J.R. DeLang, age 41, was elected a Director in 1993. He has been a Senior Vice President of the Company and the Executive Vice President of the Company's Todd-AO Studios division since 1993. Mr. DeLang previously served as Vice President of Sales and Marketing of Todd-AO Studios from 1988 to 1993 and Director of Sales and Marketing from 1987 to 1988.

          Richard C. Hassanein, age 46, has served as Vice President of the Company and Director since 1993 and was appointed President of the Company's subsidiary, Todd-AO Studios West in 1997. He was Executive Vice President of Todd-AO Studios West from 1995 to 1997 and Executive Vice President of Todd-AO Studios East from 1991 to 1995. Prior to 1991, Mr. Hassanein was an independent representative for film and television producers and President of United Film Distribution Co., Inc. Mr. Hassanein is the son of Salah M. Hassanein.

         Christopher D. Jenkins, age 43, has been a Senior Vice President and Director of the Company since 1987. He was appointed President of Todd-AO Studios in 1990 and served as Vice President from 1987 to 1990. Mr. Jenkins is currently a lead sound mixer for the Company.

         Marshall Naify, age 77, was elected a Director in 1964, and currently serves as Co-Chairman of the Board. He served as Chairman of the Board during the period of 1990 until July 1996. From 1995 until July 1996, he also served as Co-Chief Executive Officer. Mr. Naify previously served as Chairman of the Board and Co-Chief Executive Officer of UACI. Mr. Naify is an investor and the brother of Robert A. Naify.

        Robert A. Naify, age 75, was elected a Director in 1959 and currently serves as Co-Chairman of the Board. Mr. Naify served as Co-Chairman and Co-Chief Executive Officer from 1995 until July 1996. He previously served as President and Chief Executive Officer during the period of 1990 until 1994. Mr. Naify also served as President and Co-Chief Executive Officer of UACI. Mr. Naify is an investor and is a director of Tele-Communications, Inc. He is the brother of Marshall Naify.

          A.C. Childhouse, age 87, was elected a Director in 1964. He previously served as a Senior Vice President and Director of UACI. Mr. Childhouse is an investor.

        David Haas, age 56, was elected a Director in October 1996. Mr. Haas has been a financial consultant since 1995, and has assisted clients in the negotiation and structuring of acquisitions. From 1990 to 1994, Mr. Haas served as Senior Vice President and Controller of Time Warner Inc.

          Herbert L. Hutner, age 88, was elected as a Director in 1987. He is an investor and a financial consultant.

          Robert I. Knudson, age 72, was elected as a Director in 1983, and currently serves as a consultant to the Company. He was previously an Executive Vice President of the Company and served as President of Todd-AO Studios from 1981 until 1990.

          David P. Malm, age 33, was elected a Director in 1997. He is currently a partner of Halpern, Denny & Company, a Director of Hollywood Digital, Ecce Panis, Inc., H.C. Shaw Company, and Chairman of Brown Broadcasting Service, Inc. Prior to forming Halpern, Denny & Company in 1991, Mr. Malm was an associate at Bain Capital. Prior to joining Bain Capital, he worked in the strategy consulting practice at Bain & Company. He previously worked in the Investment Banking Group at Morgan Stanley
& Company.

          Michael S. Naify, age 35, was elected a Director in 1993. He was previously Vice President of the Company, serving in that capacity from 1993 to 1994. He is the son of Marshall Naify.

          Arthur F. Pierce, age 67, was elected as a Director in October 1996. Mr. Pierce currently acts as an international consultant providing services related to motion picture distribution and is a director of Luna Pictures Limited, a U.K. film company. From January 1993 to June 1996, Mr.
Pierce served as Senior Vice President of Europe Theatrical Distribution for Time Warner Entertainment. From 1972 to 1993, he served as Vice President of Europe Theatrical Distribution for Time Warner Entertainment. From 1955 to 1972, Mr. Pierce served in numerous international positions within the motion picture industry including Managing Director of Italy for Paramount Pictures International and management positions in four Latin American countries for Columbia Pictures International.

         Zelbie Trogden, age 61, was elected a Director in 1994. He has been a financial consultant and a director of Citadel Holding Corporation and Fidelity Federal Bank since 1993. Prior thereto, he held various executive positions with Bank of America and Security Pacific National Bank from 1960 to 1993.

Meetings

     During the fiscal year ended August 31, 1997, the Board of Directors held 6 meetings. The only directors who failed to attend at least 75% of the meetings of the Board of Directors were Marshall Naify and R. A. Naify.

Committees

     The Company has an Executive Committee composed of Messrs. Salah Hassanein, Marshall Naify and Robert A. Naify. The functions of the Executive Committee include acting on matters which by reason of time limitations cannot be acted upon by the Board of Directors and studying matters which are anticipated to be considered by the Board in the future. During the fiscal year ended August 31, 1997, the Executive Committee held no formal meetings, but met informally on a number of occasions.

     The Company also has a Compensation Committee consisting of Messrs. Childhouse, Hutner and Pierce and an Audit Committee consisting of Messrs. Haas, Hutner and Trogden. The principal functions of the Compensation Committee are to review and make recommendations to the Board of Directors concerning executive compensation. The Compensation Committee acted five times during the fiscal year ended August 31, 1997. The Audit Committee makes recommendations to the Board concerning the engagement of independent auditors, reviews the auditing engagement, its results and the Company's internal accounting controls, and directs investigations into matters within the scope of its functions. The Audit Committee met once during the fiscal year ended August 31, 1997. The
Company does not have a Nominating Committee.

Compensation Committee Interlocks and Insider Participation

    None of the members of the Compensation Committee is an employee of the Company.

Other Officers

    Information concerning the officers of the Company who are not also directors is incorporated by reference from pp. 13-15 of the Annual Report on Form 10-K which was mailed concurrently with this Proxy Statement.

                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE. Directors who are not employees of the Company (presently seven individuals) receive $10,000 cash compensation annually for their services as directors. The table on the next page shows, for the years ended August 31, 1997, 1996 and 1995 all forms of compensation for the Chief Executive Officer and each of the most four highly compensated executive officers of the Company who were serving as executive officers on August 31, 1997:

                                           Summary Compensation Table

								   Long Term
					Annual Compensation(1)	   Compensation
								   No. of Securities
				Fiscal				   Underlying	All Other
Name and Principal Position	Year	Salary		Bonus	   Options	Compensation
Salah M. Hassanein		1997    $123,250 (2)       $231,875(3)100,000 	--
President and 			1996      100,000 (2)		   --		--
Chief Executive Officer		1995      100,001 (2)		    66,000	--
The Todd-AO Corporation

J.R. DeLang			1997      403,490	             --	   10,000		15,000 (4)
Executive Vice President		1996      335,442	             --	    --		15,000 (4)
Todd-AO Studios			1995      293,942	             -- 	    44,000	19,168 (4)

Christopher D. Jenkins		1997      709,306 (5)         --	    10,000	 4,687 (5)
President			1996      575,631 (5)         --	     --	 	 3,400 (5)
Todd-AO Studios			1995      465,981 (5)         -- 	     44,000	 3,385 (5)

Clay M. Davis			1997     246,534		--	     15,000	 4,687 (6)
Vice President Engineering	1996     176,546		--	     --		 3,460 (6)
Todd-AO Studios			1995     151,575		--	     16,500	 3,385 (6)

Richard O'Hare			1997     210,922		--  	     10,000	15,000 (7)
President			1996     173,695		--	     --	               17,228(7)
Todd-AO Video Services		1995     176,491  --	--	     11,000	    --


Notes to Summary Compensation Table

(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each officer listed above is less than 10% of the total annual salary of such officer.

(2) Amounts shown as salary include professional fees of $87,500 for 1997 and $80,000 for 1996 and 1995. Effective July 1, 1997, the cash compensation paid for the services of Salah M. Hassanein was increased from $100,000 to $250,000 per annum.

(3) Class A Common Stock bonus of 50,000 shares valued at $231,875 as of the grant date. See "Proposal to Approve Restricted Stock Awards to Salah M. Hassanein."

(4) 1997 salary amount includes non-qualified stock option exercise compensation of $82,913. Amounts shown as "All Other Compensation" represent contributions made by the Company to its 401(k) Plan for 1997, 1996 and 1995 and under a collective bargaining agreement to the Motion Picture Industry Pension Plan for 1994 on Mr. DeLang's behalf.

(5) 1997 salary amount includes non-qualified stock option exercise compensation of $73,975. Amounts shown as salary include compensation of $535,331, $475,631 and $365,981 for 1997, 1996 and 1995, respectively, attributable to services as a sound mixer. Amounts shown as "All Other Compensation" represent contributions made by the Company under a collective bargaining agreement to the Motion Picture Industry Pension Plan on Mr. Jenkins' behalf.

(6) 1997 salary amount includes non-qualified stock option exercise compensation of $36,988. Amounts shown as "All Other Compensation" represent contributions made by the Company under a collective bargaining agreement to the Motion Picture Industry Pension Plan on Mr. Davis' behalf.

(7) Amounts shown as "All Other Compensation" represent contributions made by the Company to its 401(k) Plan on Mr. O'Hare's behalf.

Option Grants Table

     The following table shows all individual grants of stock options during the fiscal year ended August 31, 1997 to each of the executive officers named in the Summary Compensation Table:


			Option Grants in Last Fiscal Year
									Potential
									Realizable Value at
									Assumed Annual
									Rates of Stock Price
									Appreciation
                                                 Individual Grants				for Option Term
					    % of
					    Total
					    Options/
					    Granted to   Exercise
				 Options    Employees   or Base
				Granted      in Fiscal       Price           Expiration
Name				     (#)             Year          ($/Sh)             Date          5%  ($)    10%  ($)

Salah M. Hassanein		   100,000          12.94%   $10.50     8/31/2003  $407,354       $941,235
J. R. DeLang			    10,000            1.29%      10.50     8/31/2004      48,022         114,036
Christopher D. Jenkins		    10,000            1.29%      10.50     8/31/2004      48,022         114,036
Clay M. Davis			    10,000            1.29%      10.50     8/31/2004      48,022         114,036
Clay M. Davis			      5,000            0.65%      11.00     8/31/2004      24,011           57,018
Richard O'Hare			    10,000            1.29%      10.50     8/31/2004      48,022         114,036



Option Exercises and Value Table

   The following table shows each exercise of stock options during the fiscal year ended August 31, 1997 by each of the executive officers named in the Summary Compensation Table, together with respective aggregate values of unexercised options as at August 31, 1997.


                                            Aggregated Option Exercises in Last Fiscal Year
                                                            and FY-End Option Values


						        Number of		         Value of Unexercised
						        Unexercised Options	          In-the-Money Options
						        at August 31, 1997	          at August 31, 1997

			   Shares
			  Acquired	   Value
Name			on Exercise (#)	Realized ($)   Exercisable	Unexercisable Exercisable	Unexercisable
Salah M. Hassanein	       --		      --	         152,000	124,000	         $605,616	$241,472
J. R. DeLang		11,000		$82,913	           48,200	  16,800	           202,054        35,420
Christopher D. Jenkins	11,000		  73,975	           52,600	  12,400	           222,244        17,710
Clay M. Davis		  5,500		  36,988	           20,600	  16,400	           83,837          17,710
Richard O'Hare		     --		     --	           10,800	  10,200	           32,454           8,114


Employment Agreements

     The services of Salah M. Hassanein are provided to the Company by his wholly-owned corporation (SMH Entertainment, Inc.) at an annual rate of $250,000. Mr. Hassanein is not employed pursuant to a written agreement, but serves at the discretion of and on terms determined by the Board of Directors.

     The Company has employment agreements with Messrs. Jenkins and Davis and is renegotiating agreements with Messrs. DeLang and O'Hare. Under Mr. Jenkins' agreement (expiring December 31, 2000) compensation for sound mixing services is paid on an hourly basis at four times the minimum supervisor union rate. Mr. Jenkins receives an additional $100,000 per year for management and administrative services. Mr. Davis 'agreement (expiring February 28, 1999) provides for compensation of $200,000 per annum, consisting of $150,000 for engineering and technical services and $50,000 per annum for management and administrative services. Mr. DeLang's prior agreement (which expired September 30, 1997) provided for a salary of $285,000, $300,000 and $320,000 for the twelve month periods ending
 September 30, 1995, 1996 and 1997 respectively. Mr. O'Hare's prior agreement (which expired August 31, 1997) provided for a salary of $153,016, $168,000 and $203,000 for the twelve month periods ending August 31, 1995, 1996, and 1997, respectively.

     None of the foregoing agreements include any termination or change-in-control payments. The Company's stock option plans provide that the unvested portion of the awards will become vested and exercisable in connection with a change-in-control.

             REPORT OF THE COMPENSATION COMMITTEE

     Securities and Exchange Commission rules require a disclosure of the Compensation Committee's policies applicable to the Company's executive officers with respect to compensation reported for the fiscal year ending August 31, 1997. During the fiscal year, the Compensation Committee approved new employment agreements with Rand Gladden, Coburn Haskell, Christopher Jenkins and Richard Hassanein (each of whom also received stock options for 10,000 Class A Shares) and with W. R. Strickley (who received a stock option for 20,000 shares):

     (1) Mr. Gladden's agreement was entered into concurrently with the Hollywood Digital acquisition on June 19,1997 and expires on January 1, 2001. During the first, second and third years of the term, annual compensation is payable at rates of $275,000, $300,000 and $325,000, respectively. For the last six months of the term, compensation is payable at an annualized rate of $350,000. Mr. Gladden's agreement with the previous owners of Hollywood Digital provided for a lower salary but also for potentially unlimited bonuses based on pre tax profits.

     (2) Mr. Haskell's agreement commenced as of August 1, 1996 and expires on July 31, 1998. Annual compensation of $115,000 and $130,000 is payable during the first and second years of the term, respectively.

     (3) The terms of Mr. Jenkins' agreement are described under the caption "Employment Agreements." The Committee noted Mr.. Jenkins' industry stature and the substantial amounts of revenue generated by his services as a lead sound mixer.

     (4) Mr. Richard Hassanein's agreement (expiring August 31, 1999) provides for annual compensation of $130,000, $140,000 and $150,000 for the twelve month periods ending August 31, 1997, 1998 and 1999, respectively.

     (5) Mr. Strickley's agreement (expiring May 18, 2000) provides for annual compensation of $175,000, $200,000 and $225,000 for the twelve month periods ending May 18, 1998, 1999 and 2000, respectively. The factors considered by the Committee included Mr. Strickley's prior entertainment industry experience over his twenty five year career with Bank of America.

     The Board of Directors also unanimously approved an increase in Mr. Salah Hassanein's cash compensation from $100,000 to $250,000 annually and restricted stock awards totaling 100,000 Class A Shares, as set forth under "Proposal to Approve Restricted Stock Awards to Salah M.
Hassanein."

     In all cases, the Committee believes that the indicated compensation levels are commensurate with the responsibilities of the respective individuals and consistent with amounts earned by other executives of comparable experience. Compensation levels for the Company's full time executives are generally determined primarily by reference to competitive levels for individuals of like experience in similar positions and by prior performance with the Company rather than by relationship to corporate performance.

     Federal income tax law now limits the deductibility of an executive's compensation in excess $1,000,000 per year. In light of the current level of executive compensation, the Company has not adopted a policy with respect to the deductibility limit, but will adopt such a policy should it become relevant.

     The Company's compensation policy is to provide a reasonably competitive level of current compensation to its executives together with long term equity incentives, the value of which depends upon performance that increases value to the stockholders. The Company does not presently pay cash bonuses to its executive officers and the equity incentives consist solely of restricted stock awards or stock options with vesting restrictions, which the Committee believes encourages commitment and provides benefits directly related to corporate performance.

                                             COMPENSATION COMMITTEE

                                             A. C. Childhouse
                                             Herbert L. Hutner
                                             Arthur F. Pierce

                               SECTION 16(a) REPORTING

     Section 16(a) of the Exchange Act requires the Company's officers, directors and 10% shareholders to file reports of ownership with the SEC and to provide the Company with copies of such filings. Based solely upon a review of the copies received, the Company believes that its executive officers, directors and 10% shareholders were in compliance with
Section 16(a) for the fiscal year ended August 31, 1997, except that a Form 3 filing by Mr. Clay Davis was 2 days late.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock during the five years ended August 31, 1997 with the cumulative total return on the NASDAQ Stock Market Index (U. S. Companies) and a selected peer group index consisting of NASDAQ stocks with a Standard Industrial Classification similar to the Company's.

                                                 The Todd-AO Corporation
                                          Five Year Performance Comparison


                                                               (GRAPH)


                                                                                   Year End Data

                                                      08/31/92    08/31/93    08/31/94    08/31/95    08/31/96    08/31/97
The Todd-AO Corporation            100.0           90.60          158.30      256.00      343.20         249.20
NASDAQ Stock Market                 100.0         131.90         137.30      184.90      208.50         291.00
NASDAQ Peer Group                    100.0         219.10         158.70      178.30        82.30           96.80
(SIC 7810-7819 US + Foreign)
Motion Picture Production
and Allied Services


                                    CERTAIN TRANSACTIONS

     On June 20, 1997, the Company acquired the assets and certain liabilities of Hollywood Digital Limited Partnership ("Hollywood Digital.") from various sellers. The acquisition price was $26,160,000, consisting of $17,761,000 cash and $8,399,000 in Convertible Subordinated Notes.
(the "Notes"). Mr. David Malm, a director of the Company, is a partner in Halpern Denny & Company, a venture capital firm which is associated with certain of the Hollywood Digital sellers and which received consulting fees and related compensation of $465,000 in connection with the transaction. Mr. Malm and Mr. Rand Gladden (President of Hollywood Digital and a Vice President of the Company) have indirect interests as sellers in $12,386 and $131,519 respectively principal amount of the Notes.

                                 STOCK OPTIONS

     The Company presently has four stock option plans: the 1986 Stock Option Plan (the "1986 Plan"), the 1994 Stock Option Plan (the "1994 Plan"), the 1995 Stock Option Plan (the "1995 Plan" ) and the 1997 Stock Option
Plan (the "1997 Plan"). All plans relate solely to Class A shares, whose closing NASDAQ market price was $8.75 on January 9, 1998.
Each Plan provides for the grant of incentive stock options (at not less than 100% of fair market value on the date of the grant), non-qualified stock options (at not less than 85% of fair market value on the date of the grant) or a combination thereof. All of the Company's employees, directors and consultants (approximately 650 people) are eligible to receive options, but the Plans are each administered by the Compensation Committee, which determines the individuals to whom options are granted and the terms of the awards. The awards typically involve vesting restrictions but the recipients do not otherwise pay for the options.

1986 Stock Option Plan

     The 1986 Plan was approved by the shareholders in July 1987.
An aggregate of 660,000 Class A Shares has been reserved for issuance under the 1986 Plan. Options to purchase an aggregate of 207,060 shares were outstanding under the 1986 Plan at January 9, 1998 as incentive and non-qualified options at exercise prices ranging from $2.03 to $5.06 per share. During February 1995, the shareholders approved an extension of the termination date of the 1986 Plan until August 31, 2004 with respect to options for an aggregate of 213,675 shares granted on September 26, 1994. On March 27, 1996, the shareholders approved an extension of the termination date of the 1986 Plan with respect to nonqualified options to purchase an aggregate of 163,560 shares originally expiring on August 31, 1996. The termination date was extended to August 31, 1997 with respect to 50% of such shares and until August 31, 1998 as to the remaining 50%.

	The Company does not presently intend to grant further options under the 1986 Plan and no action with respect to the 1986 Plan is scheduled to be taken at the meeting.

1994 Stock Option Plan

     The 1994 Plan  was approved by the shareholders in August 1994.
An aggregate of 630,000 shares has been reserved for issuance under the 1994 Plan, all of which have been awarded as follows:


				Awards Under 1994 Stock Option Plan
				(Date of Shareholder Approval: August 25, 1994)

				Number of Shares Vesting On:
Name			09/01/94   09/01/95   09/01/96   09/01/97   09/01/98   Total
Salah M. Hassanein	22,000	   22,000	      22,000     22,000       22,000      110,000
Marshall Naify		22,000	   22,000      22,000     22,000       22,000      110,000
Robert A Naify		22,000	   22,000      22,000     22,000       22,000      110,000

	All of the options described in the foregoing table were awarded as incentive options. The exercise price is $3.26 per share for Mr. Hassanein and $3.59 per share for Messrs. Naify and Naify. Once vested, the options expire on August 31, 2003 (in the case of Mr. Hassanein) and June 23, 1999
(in the case of Messrs. Naify and Naify, who are each 10% shareholders).



				Awards Under 1994 Stock Option Plan
				Date of Shareholder Approval: February 25, 1997
				Number of Shares Vesting On:

Name			01/08/97   09/01/97   09/01/98   09/01/99   09/01/00   09/01/01  Total
Salah M. Hassanein	20,000	   20,000	      20,000     20,000       20,000      --             100,000
Marshall Naify		20,000	   20,000      20,000     20,000         9,474      10,526     100,000
Robert A Naify		20,000	   20,000      20,000     20,000         9,474      10,526     100,000


	All of the options described in the foregoing table were awarded as nonqualified options except for incentive options of 26,994 shares to Mr. Hassanein and 11,673 shares each to Marshall Naify and Robert A. Naify.
The exercise price for each option is $10.50 per share. The expiration date of the options is August 31, 2003 (the termination date of the 1994 Plan) except that incentive options granted to Messrs. Naify and Naify will expire on January 7, 2002.

     There are presently no options available for grant under the 1994 Plan. No action with respect to the 1994 Plan is scheduled to be taken at the meeting.

1995 Stock Option Plan

     The 1995 Plan was approved by the shareholders in February 1995.
An aggregate of 900,000 shares has been reserved for issuance under the 1995 Plan. Options to purchase an aggregate of 616,686 shares were outstanding under the 1995 Plan at January 9, 1998 as incentive and non-qualified options at exercise prices ranging from $4.50 to $10.50 per share. The options vest (generally over a five year period) and once vested terminate on August 31, 2004. As of January 9, 1998, there were 183,140 options available for grant under the 1995 Plan.

     If adopted, Proposal 2 will: (i) increase the number of shares reserved for issuance under the 1995 Plan by 140,000; and (ii) approve the award to officers and directors of options to purchase 30,000 shares at exercise prices of $9.125 and $9.25.

1997 Stock Option Plan

     The 1997 Plan was approved by the shareholders in February 1997. An aggregate of 140,000 shares has been reserved for issuance under the 1995 Plan, all of which have been issued to non-employee directors as nonqualified options at an exercise price of $10.50 per share, vesting as follows:


PAGE 17

				Awards Under 1997 Stock Option Plan
				Date of Shareholder Approval: February 25, 1997
				Number of Shares Vesting On:

Name			01/08/97   09/01/97   09/01/98   09/01/99   09/01/00   Total
A. C. Childhouse		 8,333	    8,333	       8,334       --                --             25,000
David Haas		 5,000	    5,000	       5,000      5,000         5,000        25,000
Herbert Hutner		 8,333	    8,333	       8,334      --                --              25,000
Michael S. Naify		 5,000	    5,000	       5,000      5,000         5,000        25,000
A. Frank Pierce		 5,000	    5,000	       5,000      5,000         5,000        25,000
Zelbie Trogden		 3,000	    3,000	       3,000      3,000         3,000        15,000

Total								           140,000


     If adopted, Proposal 2 will: (i) increase the number of shares reserved for issuance under the 1997 Plan by 15,000; and (ii) approve the award to a director of an option to purchase 15,000 shares at an exercise price of $9.125 per share.

Tax Treatment

     Based on management's understanding of existing federal income tax laws, the principal consequences of the grant and exercise of incentive stock options and non-qualified stock options are summarized below.

        Incentive Options. The grant of an incentive stock option does not ordinarily have any income tax consequences to the optionee. If the shares are held at least one year after exercise and are not disposed of within two years from the date of grant, the optionee does not recognize taxable income upon exercise, but the amount by which the fair market value of the stock at the time of exercise exceeds the exercise price will be an item of tax preference which may be subject to the alternative minimum tax. Any gain or loss recognized upon the disposition of such shares by the optionee after the two-year and one-year periods described above will be treated as long-term capital gain or loss. If the option is treated as an incentive option, the Company does not receive a tax deduction.

     Non-Qualified Options. The grant of a non-qualified stock option also does not ordinarily have any income tax consequences to the optionee. Upon exercise, the optionee will recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company is entitled to a tax deduction in the same amount as the income recognized by the optionee and at the same time that the optionee recognizes such income.

     When an optionee disposes of shares acquired upon exercise of a non-qualified stock option, any amount realized in excess of the fair market value of the shares on the date of exercise will be treated as capital gain if the shares are a capital asset and will be long-term or short-term, depending on the holding period for the shares. The holding period commences upon exercise of the option. If the amount realized is less than such fair market value, the loss will be treated as long-term or short-term capital loss, depending upon the holding period for the shares.

                                        PROPOSAL TO AMEND
                                THE 1995 STOCK OPTION PLAN
                            AND APPROVE AWARDS THEREUNDER

General

     The Board of Directors proposes to increase the number of shares reserved for issuance under the 1995 Plan by 140,000. As of January
9, 1998 there were only 183,140 options available for grant under the 1995 Plan. The Board of Directors believes that it is in the Company's best interests to have additional shares available for potential issuance to key personnel.

   The shareholders are also requested to approve option awards under the 1995 Plan to W.R. Strickley and Rand Gladden, who each joined the Company during fiscal 1997. Mr. Strickley's option relates to 20,000 shares at an exercise price of $9.25 and Mr. Gladden's option relates to 10,000 shares at an exercise price of $9.125. Each option vests over a five year period commencing 09/01/97. Shareholder approval of the option awards is requested (but not required) to assure that such awards meet the exemptive criteria set forth in Securities Exchange Act Rule 16b-3.

     Messrs. Strickley and Gladden are each active in the Company's management and do not participate in any other bonus or incentive plans. The award of additional options is consistent with the Company's policy of providing long term equity incentives the value of which depends upon performance that increases value to the stockholders.

Required Vote

    Approval of the increase in reserved shares under the 1995 Plan requires the affirmative votes of a majority of the total combined votes of the Class A and Class B shares. Approval of the awards under the 1995 Plan does not require a shareholder vote but is nonetheless requested and will be deemed obtained by the affirmative votes of a majority of the total combined votes of the Class A and Class B shares. The Board of Directors recommends a vote FOR this proposal.

                                        PROPOSAL TO AMEND
                                THE 1997 STOCK OPTION PLAN
                            AND APPROVE AN AWARD THEREUNDER

General

     The Board of Directors proposes to increase the number of shares reserved for issuance under the 1997 Plan by 15,000. On June 19, 1997 David P. Malm was elected a director of the Company and was awarded an option to purchase 15,000 shares, vesting over a five year period beginning September 1, 1997, exercisable at $9.125 per share. The award is subject to shareholder approval of an increase in reserved shares under the 1997 Plan. Shareholder approval of the option award to Mr. Malm is requested (but not required) to assure that the award meets the exemptive criteria set forth in Securities Exchange Act Rule 16b-3.

Required Vote

    Approval of the increase in reserved shares under the 1997 Plan requires the affirmative votes of a majority of the total combined votes of the Class A and Class B shares. Approval of the award to Mr. Malm under the 1997 Plan does not require a shareholder vote but is nonetheless requested and will be deemed obtained by the affirmative votes of a majority of the total combined votes of the Class A and Class B shares. The Board of Directors believes that Mr. Malm brings valuable investment banking experience and recommends a vote FOR this proposal.

                                         PROPOSAL TO APPROVE
                                     RESTRICTED STOCK AWARDS
                                         TO SALAH M. HASSANEIN

General

    The Board of Directors has approved the following restricted stock awards with respect to the services of Salah M. Hassanein: (i) 50,000 Class A Shares with respect to services rendered during 1997 (the "1997 Award"); and
(ii) 50,000 Class A Shares with respect to services to be rendered during the fiscal year ending August 31, 1998 (the "1998 Award"). The 1997
Award is fully vested. The 1998 Award vests on August 31, 1998 provided that Mr. Hassanein continues to serve as President of the Company
(and/or in such other capacities as may be approved by the Board of Directors) during fiscal 1998. Notwithstanding the foregoing, the 1998 Award becomes fully vested on an accelerated basis in the event of Mr. Hassanein's death or permanent disability prior to August 31, 1998.
Both the 1997 Award and the 1998 Award are subject to approval by the shareholders. The shares underlying the 1997 Award and the 1998 Award have not been registered under the Securities Act of 1933 and the transferability thereof is restricted. Subject to the foregoing, the shares underlying the 1997 and 1998 Awards have been issued to SMH Entertainment, Inc., a corporation wholly owned by Mr. Hassanein which provides his services to the Company.

Background

     The Board noted that since Mr. Hassanein was appointed President in 1994 the Company had completed six acquisitions and an underwritten public offering, expanding from a provider of sound services to a diversified postproduction company. Revenues had more than doubled and earnings per share had almost tripled during this period. Market capitalization of the Class A Shares had risen from approximately $33,000,000 on August 31, 1994 to over $72,000,000 as at August 31, 1997.

    The Board also considered Mr. Hassanein's 35 years of service to the Company and noted that his cash compensation had remained at $100,000 per annum from September 1, 1987 to July 1, 1997. Under these circumstances and in view of the Company's performance, an increase in annual cash compensation to $250,000 and the grant of the 1997 and 1998 Awards are consistent with the Company's compensation policies.

Financial and Tax Consequences

     The shares underlying the 1997 and 1998 Awards have not been registered under the Securities Act of 1933 and cannot be resold absent such registration or an exemption therefrom. In view of the restricted transferabilility and based upon independent financial advice, the Company has valued the 1997 Award at $231,875 and the 1998 Award at $241,812, which amounts will represent charges to earnings for fiscal 1997 and fiscal 1998 respectively. For federal income tax purposes, SMH Entertainment, Inc. is required to value the stock without regard to the transfer restrictions, which value will constitute taxable income to it and a corresponding tax deduction for the Company. The closing market prices for the Class A Stock on the grant dates of the 1997 Award (August 22, 1997) and the 1998 Award (September 5, 1997) were $8.75 and $9.125, respectively.

Required Vote

    Approval of the 1997 and 1998 Awards requires the affirmative votes of a majority of the total combined votes of the Class A and Class B shares. The Board of Directors believes that it is appropriate to so recognize Mr. Hassanein's contributions and recommends a vote FOR this proposal.

                               NEW PLAN BENEFIT TABLE

     The table on the following page sets forth information regarding the expected benefits arising from Proposals 2, 3 and 4 for each person named in the Summary Compensation Table and for the indicated groups:


                                                                                 NEW PLAN BENEFITS
                                                           APPROVAL OF AWARDS UNDER 1995 STOCK OPTION PLAN
                                                           APPROVAL OF AWARD UNDER 1997 STOCK OPTION PLAN
                                               APPROVAL OF RESTRICTED STOCK AWARDS TO SALAH M. HASSANEIN

			AMENDMENT OF 1995		AMENDMENT OF 1997	     RESTRICTED
			STOCK OPTION PLAN		STOCK OPTION PLAN	     STOCK AWARDS
				     Number			     Number	                           Number
			Dollar	         of			Dollar	     of		     Dollar            of
Name			Value ($)     Units		Value($)     Units		     Value($)        Units
Salah M. Hassanein            $ --	       --			  --	     --		      $473,687(1)  100,000
J. R. DeLang		   --	       --			  --	     --			 --	       --
Christopher D. Jenkins	   --	       --			  --	     --			 --	       --
Rick O'Hare		   --	       --			  --	     --			 --	       --
Clay Davis		   --	       --			  --	     --			 --	       --

Executive Group (2) 	 $-0-(3)	     30,000	 	  --	     --			 --	       --

Non-Executive (4) 	   --	       --			$-0-(3)	     15,000		 --	       --
Director Group

Non-Executive Officer (5)   --	       --	     		   --	     --	  		 --	       --
Employee Group


Notes to New Plan Benefit Table:

(1) Valued as set forth above under the caption "Financial and Tax
Consequences."

(2) This group consists of all executive officers.

(3) On January 9, 1998, the closing price of the Company's Class A Stock as reported by NASDAQ was $8.75 and the exercise price of the related options was $9.125 and $9.25.

(4) This group consists of Messrs. Childhouse, Haas, Hutner, Knudson, Malm, Michael S. Naify and Pierce. Messrs. Salah Hassanein and Malm are the only director nominees whose compensation will be submitted for shareholder action at this meeting.

(5) This group consists of employees who are not executive officers.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP serves as the Company's principal auditors. The Company does not presently intend to request a representative of this firm to attend the Annual Meeting.

                    AVAILABILITY OF ANNUAL REPORT

     The Company's 1997 Form 10-K Report, which includes the Annual Report to Shareholders, is being mailed with this Proxy Statement. A copy of the 10-K Report is available without charge by written request to the Corporate Secretary at the address set forth in the following paragraph.

                              STOCKHOLDER PROPOSALS

     If any stockholder intends to present a proposal for action at the Company's Annual Meeting to be held in 1998 and wishes to have such proposal set forth in management's proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before the later of (i) August 31, 1998, or (ii) a reasonable time before the proxy materials for the annual meeting are mailed to stockholders. Proposals should be addressed to the Company at 900 N. Seward Street, Los Angeles,
CA 90038  (Attention: Corporate Secretary).

                         TRANSACTION OF OTHER BUSINESS

    As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present to the meeting. If other matters are presented, proxies will be voted in accordance with management's judgment unless instructions to the contrary are given.

Dated: January 16, 1998

                                           By Order of the
                                           Board of Directors
                                         /s/ Judi M. Sanzo
                                          Judi M. Sanzo, Secretary


                                              Form of Proxy Card:

                                THE TODD-AO CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 24, 1998
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                                 DIRECTORS

    The undersigned hereby appoints Salah M. Hassanein, Silas R. Cross and Judi M. Sanzo, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of The Todd-AO Corporation to be held at 900 N. Seward Street, Hollywood, CA 90038 on February 24, 1998, at 10:30 A.M., and any adjournment(s) thereof, and to vote all shares of Class A or Class B Stock of The Todd-AO Corporation which the undersigned would be entitled to vote if personally present on the following:

	(1)  To elect a board of fourteen directors for the ensuing year.

FOR all nominees listed                   WITHOUT AUTHORITY
below (except as marked                  to vote for all
to the contrary below)                      nominees listed
                                                          below

	(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

     A. C. Childhouse, J. R. DeLang, David Haas, Richard C. Hassanein, Salah M. Hassanein, Herbert L. Hutner, Christopher D. Jenkins, Robert I. Knudson,
David P. Malm, Marshall Naify, Michael S. Naify, Robert A. Naify,
Arthur F. Pierce and Zelbie Trogden.

     (2) To approve: (i) an increase in the number of shares authorized under the 1995 Stock Option Plan from 900,000 to 1,040,000; and
(ii) the award under the 1995 Stock Option Plan of stock options to executive officers to purchase an aggregate of 30,000 Class A shares at exercise prices of $9.125 and $9.25 per share

FOR           AGAINST             ABSTAIN

     (3) To approve: (i) an increase in the number of shares authorized under the 1997 Stock Option Plan from 140,000 to 155,000; and (ii) the award under the 1997 Stock Option Plan of stock options to a director to purchase an aggregate of 15,000 Class A shares at an exercise price of $9.125.

FOR           AGAINST             ABSTAIN

     (4) To approve restricted stock awards aggregating 100,000 Class A shares with respect to the services of Salah M. Hassanein.

FOR           AGAINST             ABSTAIN

     (5) In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment thereof.

FOR           AGAINST            ABSTAIN

     THIS PROXY WILL BE VOTED AS DIRECTED.  IN THE ABSENCE
OF DIRECTIONS, THIS PROXY WILL BE VOTED FOR THE
ELECTION OF DIRECTORS NOMINATED BY MANAGEMENT AND
FOR PROPOSALS 2, 3, 4 and 5.

                        Dated:                  , 1998

                          (Signature)

                         (Signature)

                                                   Please  sign exactly as
                                                   name appears at left.
                                                  Joint owners should each
                                                  sign. Attorneys,
                                                  administrators, trustees,
                                                  etc. should so indicate
                                                  when signing.

      STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND
       RETURN THIS PROXY PROMPTLY IN THE ENVELOPE
       PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN
        THE UNITED STATES.